Exhibit 99.1

Press Release

AuthenTec Reports Second Quarter Financial Results

MELBOURNE, Fla., August 4, 2011 -- AuthenTec (NASDAQ:AUTH), a leading provider of security and identity management solutions, today reported financial results for the second quarter ended July 1, 2011.

Highlights:

●	Second quarter revenue of $16.2 million exceeded guidance and was up 5 percent sequentially

●	Smart Sensor revenue grew 5 percent sequentially and 43 percent year over year

●	Embedded Security revenue grew 4 percent sequentially and 75 percent year over year

●	Forecast third quarter revenue of $18.2 million to $19.2 million and a return to non-GAAP profitability

Revenue for the second quarter of 2011 was $16.2 million, which was above the Company’s guidance of $15.0 million to $16.0 million.  Second quarter revenue included $11.3 million from Smart Sensor Solutions (SSS), and $4.9 million from Embedded Security Solutions (ESS).  This compares to revenue of $15.5 million in the first quarter of 2011, which consisted of $10.8 million of SSS revenue and $4.7 million of ESS revenue, and $10.7 million in the second quarter of 2010, which consisted of $7.9 million of SSS revenue and $2.8 million of ESS revenue.

GAAP Results:

Under Generally Accepted Accounting Principles in the United States of America (GAAP), consolidated net loss for the second quarter of 2011 was $4.8 million, or $0.11 per diluted share. This compares to a GAAP net loss of $5.6 million, or $0.13 per diluted share, in the first quarter of 2011 and a GAAP net loss of $3.9 million, or $0.13 per diluted share, in the second quarter of 2010.

GAAP gross margin in the second quarter of 47.8 percent was in line with the 48.0 percent in the first quarter of 2011 and compares to 51.4 percent in the second quarter of 2010.  The year over year decrease in GAAP gross margin was due to increased sales mix of certain PC products acquired in connection with the UPEK transaction along with increased amortization of purchased intangibles.  This impact was partially offset by higher margins in the Embedded Security Segment from increased licensing and royalty revenue in the quarter. Total operating expenses on a GAAP basis were $12.3 million, compared to $12.6 million in the first quarter of 2011 and $10.1 million in the second quarter of 2010.  The $0.3 million sequential decrease in operating expenses was due to lower Selling and Marketing, General and Administrative and restructuring costs, which were slightly offset by higher R&D spending in the quarter.

Non-GAAP Results:

On a non-GAAP basis, consolidated net loss for the second quarter of 2011 was $1.9 million, or $0.04 per diluted share, which exceeded the Company’s guidance of a non-GAAP loss of $0.05 to $0.07 per share.  Non-GAAP results exclude certain legal and other costs as well as stock-based compensation, the amortization of acquired intangible assets and severance.  The second quarter loss compares to a non-GAAP net loss of $2.6 million, or $0.06 per diluted share, in the first quarter of 2011 and a non-GAAP net loss of $2.5 million, or $0.08 per diluted share, in the second quarter of 2010.

Non-GAAP gross margin in the second quarter was 53.7 percent, compared to 52.6 percent in the first quarter of 2011 and 54.6 percent in the second quarter of 2010. The sequential increase in gross margin was due primarily to the higher mix of Government and Access Control revenue and the year-over-year decrease can be attributed to increased sales mix of certain PC products in the Smart Sensor business in the quarter.

Total operating expenses on a non-GAAP basis were $10.4 million, which were in line with the first quarter of 2011 and up from $8.3 million in the second quarter of 2010.  Operating expenses reflect higher R & D expenses within the Embedded Security business partially offset by lower General and Administrative expenses in the quarter.  A reconciliation of second quarter GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

As of July 1, 2011, AuthenTec had approximately $20.2 million in cash and investments, compared to $24.4 million in cash and investments at the end of the first quarter of 2011.  AuthenTec had no debt as of July 1, 2011 and April 1, 2011.

Business Update:

“Our strong second quarter results reflect continued growth across both of our business segments, driven by increased demand for our portfolio of mobile and network security solutions. This growth, combined with the cost synergies realized as a result of the UPEK acquisition, contributed to revenue and EPS exceeding our guidance for the quarter,” said AuthenTec CEO Larry Ciaccia.

“During this past quarter, we increased sales of our TrueSuite identity management software which is now being shipped on HP consumer notebooks and is available on our new Web store.   As the year continues, we expect versions of our software to be integrated on many more consumer notebook models.  Also during the quarter, we secured several new sensor design wins for both the remainder of 2011 and into the 2012 production cycle, including a new laptop design win from a major OEM that should start volume production later this year.

 “In our Embedded Security business, we posted our fifth consecutive quarter of sequential revenue growth while also securing new customer wins in mobile and network security applications.  Our products now provide security from the device to the cloud by securing data and communications, and by protecting content and streaming programming.  Highlighting these expanding capabilities in mobile security, our content protection services are being utilized in the popular HBO GO® application which has registered nearly 4 million downloads on iPhones, iPads and Android phones.  During the quarter we also secured additional design wins around our IPsec solutions for VPN applications on mobile phones.  At the device level, we announced new wins in the quarter with semiconductor chip providers who are incorporating our SafeXcel™ security engines in new gateway and multi-core processor chipsets.  Companies are integrating our IP security (IPsec) into new chip designs to enhance the security and high-speed networking compatibility of their offerings.

“To leverage what is expected to be a growth opportunity for our sensors in Near Field Communication (NFC)-based mobile commerce, we recently joined forces with several of the leading technology providers in the NFC mobile payment space.  This week we announced collaboration with NXP and DeviceFidelity to create secure NFC mobile payment solutions, one of which was used to complete the first biometrically-enabled NFC mobile payment transaction in the U.S.  We believe AuthenTec-enabled NFC reference designs created through these and other development efforts will help mobile phone OEMs and wireless carriers address the tremendous growth opportunity as the mobile payment ecosystem continues to mature.”

Business Outlook:

Mr. Ciaccia concluded, “For the third quarter, revenue is expected to sequentially increase 12 to 18 percent to a range of $18.2 million to $19.2 million.  I am pleased to note, given this continued growth and cost management, we also expect to achieve non-GAAP profitability during the third quarter.  Non-GAAP operating expenses are expected to be in a range between $9.7 million and $10.3 million.   We exceeded our goal of achieving $10 million in annualized cost synergies with full realization of those synergies expected in the third quarter.  Looking ahead, I am very excited about the opportunities before us.  Our unique portfolio of solutions address growing markets around mobile and network security, and we strongly believe that AuthenTec is on the right course for revenue growth, profitability and continued success in the second half of 2011.”

Second Quarter 2011 Financial Results Webcast and Conference Call:

AuthenTec will host a conference call to discuss its second quarter financial results and other information that may be material to investors at 5:00 p.m. Eastern Time (ET) today, August 4, 2011.  Investors and analysts may join the conference call by dialing 800-215-2410 and providing the participant pass code 83712978.  International callers may join the teleconference by dialing +1-617-597-5410 and using the same pass code.  A replay of the conference call will be available beginning at 8:00 p.m. ET and will remain available until midnight ET on Thursday, August 11, 2011. The U.S. replay number is 888-286-8010, with a confirmation code of 96242881. International callers should dial +1-617-801-6888, with the same confirmation code.  A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live webcast, an archived version will be made available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to integration of our TrueSuite identity management software on additional consumer notebook models by year end, the timing of volume production from design wins for 2011 and 2012, our growth opportunities in the NFC market, revenue, operating expenses and non-GAAP net income in our third quarter, growth opportunities for our technologies and software, annual cost-savings from the UPEK acquisition and revenue growth, profitability and continued success in the second half of 2011.   Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate the UPEK business, the Company’s ability to operate the acquired business profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops, wireless devices and products aimed at Government markets, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, the Company’s ability to develop and capitalize on its NFC solutions and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2011. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec

AuthenTec is the world’s #1 provider of fingerprint sensors, identity management software, and embedded security solutions.   AuthenTec solutions address enterprise, consumer and government applications for a growing base of top tier global customers.  Already shipped on hundreds of millions of devices, the Company's smart sensor products, software and embedded security solutions are used virtually everywhere, from the PC on your desk to the mobile device in your hand to the server in the cloud.  AuthenTec offers developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs.  For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

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Investor Contact:
Shelton Group
Brett L Perry, Director of Investor Relations
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Media Contact:
AuthenTec
Brent Dietz, Director of Communications
P: +1-321-308-1320
E: brent.dietz@authentec.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1

	Three months ended			Six months ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2011	2011	2010	2011	2010

Revenue	$16,211	$15,476	$10,721	$31,687	$19,897

Cost of revenue	8,464	8,051	5,210	16,515	9,936

Gross profit	7,747	7,425	5,511	15,172	9,961
	47.8%	48.0%	51.4%	47.9%	50.1%
Operating expenses:
Research and development	6,477	5,887	4,742	12,364	8,728
Selling and marketing	4,077	3,990	3,306	8,067	5,572
General and administrative	1,740	2,457	2,073	4,198	5,026
Restructuring and impairment related charges	39	283	-	322	-
Total operating expenses	12,333	12,617	10,121	24,951	19,326

Operating loss	(4,586)	(5,192)	(4,610)	(9,779)	(9,365)

Other income (expense):
Other expenses	(146)	(303)	-	(449)	-
Earnout adjustment	-	-	729	-	729
Interest income	29	29	44	58	84
Total other income (expense), net	(117)	(274)	773	(391)	813

Provision for income taxes	141	136	63	276	63

Net Loss	$(4,844)	$(5,602)	$(3,900)	$(10,446)	$(8,615)

Net loss per share:
Basic	$(0.11)	$(0.13)	$(0.13)	$(0.24)	$(0.29)
Diluted	$(0.11)	$(0.13)	$(0.13)	$(0.24)	$(0.29)

Shares used in computing net loss per common share:
Basic	43,753	43,600	29,912	43,677	29,532
Diluted	43,753	43,600	29,912	43,677	29,532

	Three months ended			Six months ended
	July 1,	April 2,	July 2,	July 1,	July 2,
	2011	2010	2010	2011	2010
Other Financial Metrics:
Stock-based compensation expense:
Cost of revenue	21	153	50	174	114
Research and development	164	339	173	503	402
Selling and marketing	135	274	200	409	448
General and administrative	90	378	202	468	447
Costs related to reduction in workforce
Cost of revenue	50	-	-	50	-
Research and development	370	-	-	370	-
Selling and marketing	102	-	415	102	415
Legal and acquisition related costs
Selling and marketing	72	83		155
General and administrative	309	249	601	558	1,937
Amortization of purchased tangible and intangible assets
Cost of revenue	895	569	291	1,464	380
Research and development	234	236	65	470	96
Selling and marketing	464	465	130	929	155

Restructuring and impairment related charges	39	283	-	322	-
Earnout adjustment	-	-	(729)	-	(729)

AuthenTec, Inc.
Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2

	Three months ended			Six months ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2011	2011	2010	2011	2010

Net loss on GAAP basis:	$(4,844)	$(5,602)	$(3,900)	$(10,446)	$(8,615)
Stock-based compensation expense	410	1,144	625	1,554	1,411
Costs related to reduction in workforce	522	-	415	522	415
Legal and acquisition related costs	381	332	601	713	1,937
Amortization of purchased tangible and intangible assets	1,593	1,270	486	2,863	631
Earnout adjustment	-	-	(729)	-	(729)
Restructuring and impairment related charges	39	283	-	322	-
Net loss on non-GAAP basis:	$(1,899)	$(2,573)	$(2,502)	$(4,472)	$(4,950)

Non-GAAP basic earnings per share	$(0.04)	$(0.06)	$(0.08)	$(0.10)	$(0.17)
Non-GAAP diluted earnings per share	$(0.04)	$(0.06)	$(0.08)	$(0.10)	$(0.17)

	Three months ended			Six months ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2011	2011	2010	2011	2010

Gross profit on GAAP basis:	$7,747	$7,425	$5,511	$15,172	$9,961
Stock-based compensation expense	21	153	50	174	114
Costs related to reduction in workforce	50	-	-	50	-
Amortization of purchased tangible and intangible assets	895	569	291	1,464	380
Gross profit on non-GAAP basis:	$8,713	$8,147	$5,852	$16,860	$10,455

Non-GAAP gross margin	53.7%	52.6%	54.6%	53.2%	52.5%

	Three months ended			Six months ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2011	2011	2010	2011	2010

Operating expenses on GAAP basis:	$12,333	$12,617	$10,121	$24,951	$19,326
Stock-based compensation expense	(389)	(991)	(575)	(1,380)	(1,297)
Costs related to reduction in workforce	(472)	-	(415)	(472)	(415)
Legal and acquisition related costs	(381)	(332)	(601)	(713)	(1,937)
Amortization of purchased tangible and intangible assets	(698)	(701)	(195)	(1,399)	(251)
Restructuring and impairment related charges	(39)	(283)	-	(322)	-
Operating expenses on non-GAAP basis:	$10,354	$10,310	$8,335	$20,665	$15,426

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3

	As of
	July 1,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$6,965	$13,280
Short-term investments	9,875	15,176
Accounts receivable, net of allowances of $276 and $150, respectively	11,539	9,678
Inventory	7,054	5,460
Other current assets	1,932	1,993
Total current assets	37,365	45,587
Long-term investments	3,393	3,323
Purchased intangible assets	21,245	24,033
Goodwill	2,729	2,729
Property and equipment, net	4,083	4,430
Total assets	$68,815	$80,102

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,277	$6,907
Accrued compensation and benefits	3,546	3,640
Accrued litigation related legal fees	1,078	1,802
Other accrued liabilities	2,988	4,002
Deferred revenue	3,382	4,678
Total current liabilities	18,271	21,029
Deferred rent	472	546
Total liabilities	18,743	21,575

Stockholders’ equity
Common stock	438	436
Additional paid-in capital	190,802	189,205
Other comprehensive income	446	54
Accumulated deficit	(141,614)	(131,168)
Total stockholders’ equity	$50,072	$58,527
Total liabilities and stockholders’ equity	$68,815	$80,102